UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

May 9, 2012

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Maxwell Technologies, Inc. (“Annual Meeting”) was held on May 9, 2012. At the meeting, stockholders elected two Class I directors to serve on the Board of Directors until the 2015 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified.

The two directors elected at the meeting were Jose L. Cortes and Roger Howsmon. The votes cast for the two elected directors were as follows:

NAME	Votes For	% Voted For
Jose L. Cortes	20,369,698	99.04%
Roger Howsmon	20,318,709	98.79%

The second matter voted on by the stockholders of Maxwell Technologies, Inc. (“Maxwell”) was the ratification of the appointment of McGladrey & Pullen LLP as Maxwell’s independent auditors for the 2012 fiscal year. The votes cast were as follows:

Votes For	Votes Against	Abstain
24,031,011	262,632	112,280

The third matter voted on by the stockholders of Maxwell was an advisory vote to approve the compensation of the executive officers of Maxwell. The resolution was approved with approximately 95.68% of the votes cast at the Annual Meeting voting in favor of the advisory resolution. The votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-votes
19,679,513	300,048	588,321	3,838,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By: /s/ Kevin S. Royal
Kevin S. Royal
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Date: May 14, 2012